Exhibit 99.1

We recently filed and mailed a proxy statement for the 2013 Annual Meeting of Stockholders of NutriSystem, Inc. dated April 25, 2013 (the “Proxy Statement”). This document is a supplement to the Proxy Statement and is being filed to revise certain information contained in the Proxy Statement regarding equity awards granted to Dawn Zier, our new Chief Executive Officer, and to Joseph Redling, our former Chief Executive Officer.

Dawn M. Zier

Among other things, the Proxy Statement describes the substantial changes made to our compensation practices in the past two years. These changes were the result of significant efforts by our Compensation Committee to respond to concerns raised by stockholders and evolving market practices.

The Proxy Statement also describes how our Compensation Committee, with the support of its independent compensation consultant Mercer (US), Inc., designed and implemented compensation arrangements for our new management team. The Compensation Committee’s goals for these new arrangements included (i) causing target total direct compensation or TDC (the sum of an executive’s base salary, target annual bonus and grant date fair value of annual equity awards) to approximate our benchmark median, (ii) providing the majority of TDC through variable pay elements, (iii) avoiding excise tax gross-ups, and (iv) awarding reasonable equity-based inducement awards to encourage candidates to accept employment with us and to provide those candidates with an immediate stake in our performance. Our arrangements with Ms. Zier were structured to accomplish these objectives.

Therefore, in connection with the commencement of Ms. Zier’s employment, we agreed to make several equity awards to her under our Amended and Restated 2008 Long-Term Incentive Plan (the “Plan”). Our agreement with Ms. Zier sized those equity awards based on specific grant date fair values. We implemented this agreement by issuing award agreements to Ms. Zier in 2012 with respect to 390,281 shares of our common stock, including an inducement stock option award with respect to 220,038 shares with an exercise price of $7.31.

It has come to our attention that these awards exceeded the 350,000 share per person annual award limit contained in the Plan. The overage in shares was the result of fluctuations in both the price of our common stock and the Black Scholes value of our stock options between the date we executed Ms. Zier’s employment agreement and the date she commenced employment with us. After considering the cause and circumstances of the overage, the Compensation Committee determined that the inducement stock option issued to Ms. Zier (the “Original Option”) was void with respect to 40,281 shares. Therefore, we have entered into a corrected stock option agreement with Ms. Zier to reflect the reduction in the number of shares subject to that award.

When informed of the overage, the Compensation Committee again reviewed the size and terms of the inducement stock option we had promised to award Ms. Zier. After consideration, the Compensation Committee determined that the award (both when viewed alone, and in the context of our other commitments to Ms. Zier) was consistent with our current compensation philosophy and our goals for new management arrangements. In this regard, the Compensation Committee noted that inducement awards to Ms. Zier were composed entirely of variable pay elements (stock options and PRSUs) and were limited to a grant date fair value equal to one year’s base salary. Having reaffirmed that the compensation it had promised to Ms. Zier was appropriate and reasonable, the Compensation Committee determined that it should issue an additional option to her with respect to a number of shares equal to the number of shares with respect to which the Original Option was void, and that it could do so without incurring material costs.

Accordingly, effective May 21, 2013, the Compensation Committee issued a new stock option award to Ms. Zier (the “May Option”) with respect to 40,281 shares. The May Option has an exercise price equal to $9.07, the fair market value of our common stock on the date of grant, and incorporates the same vesting dates, vesting conditions and expiration date as were applicable to the Original Option. Because annual equity-based awards previously made to Ms. Zier in 2013 were well below the 350,000 share annual limit, there was sufficient capacity under the Plan to make this corrective award to Ms. Zier in 2013.

Below is a chart that illustrates (1) the inducement grant and other equity awards made to Ms. Zier in 2012, both with and without the void portion of her Original Option, and (2) the annual equity awards granted to Ms. Zier in the ordinary course in 2013 (as required by her employment agreement) and the May Option:

	Restricted Stock	Stock Options	PRSUs at maximum	Intended Total	Excess	New Award	Corrected Total
2012	109,439	220,038	60,804	390,281	40,281	N/A	350,000
2013	25,000	136,600	74,825	236,425	N/A	40,281	276,706

Total				626,706			626,706

The Compensation Committee also approved a special retention bonus of $70,894.56 that will become payable to Ms. Zier if she remains employed by us through November 15, 2014 (the second anniversary of her start date), subject to acceleration on the same events and subject to the same conditions as were applicable to the Original Option. The amount of this retention bonus represents the difference in the exercise price between the Original Option and the May Option, multiplied by the excess shares.

The net impact of the foregoing is a reduction in Ms. Zier’s total 2012 compensation (as measured under Securities and Exchange Commission (“SEC”) rules) by approximately 3%, an increase in her total expected 2013 compensation by approximately 3% and, if she earns the special retention bonus, an increase in her total expected 2014 compensation by approximately 3%.

Joseph M. Redling

When the Compensation Committee became aware of the share overage with respect to Ms. Zier, the Compensation Committee directed the Company to review prior equity grants to determine if the individual annual limit had been exceeded in other instances.

Upon review, it was determined that the Plan’s individual annual limit was also inadvertently exceeded by equity awards made to Joseph Redling, our former Chief Executive Officer, in 2010. During 2010, we issued award agreements to Mr. Redling with respect to 375,000 shares, which exceeded the Plan’s individual annual limit by 75,000 shares (in 2010, the Plan’s applicable limit was 300,000 shares). Of the 375,000 shares, 66,666 were subject to performance restricted stock units (“PRSUs”) reported, for proxy statement purposes, as a 2011 award (the “2011 Grant”) and 66,668 were subject to PRSUs reported, for proxy statement purposes, as a 2012 award (the “2012 Grant”). While granted in 2010, these awards were reported for proxy statement purposes in later years because SEC rules determine the year of reporting based on when the applicable performance goals are established. The goals for the 2011 grant were established in 2011 and the goals for the 2012 grant were established in 2012. Nonetheless, for purposes of the Plan, it is clear that both of these PRSU awards were granted by the Compensation Committee on September 22, 2010, as reported by us on a Form 8-K dated September 24, 2010.

As result of this overage, the entire 2011 Grant was void and the 2012 Grant was void with respect to 8,334 shares at maximum performance (or 4,167 shares at target performance). Because the performance targets applicable to both the 2011 Grant and the 2012 Grant were not attained, these awards were already treated as unearned and expired, and no shares were issued in respect thereof. Accordingly, no curative action is required.

The net impact of the foregoing is a reduction in Mr. Redling’s total 2012 compensation (as measured under SEC rules) by approximately 1% and a reduction in Mr. Redling’s total 2011 compensation (as measured under SEC rules) by approximately 18%.

Other Items

The Compensation Committee has engaged Mercer, its independent compensation consultant, to review our equity incentive administration systems for the purpose of evaluating and implementing new processes to help ensure that such overages will not again occur.

To reflect the foregoing, the compensation disclosures in the Proxy Statement are revised as follows (revised text is bold and underlined):

Compensation Discussion and Analysis

The second bullet under the heading “Response to 2012 “Say on Pay” Advisory Vote” is replaced with the following (no change to text of the bullet – graph is revised to delete PRSUs from 2011 TDC):

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We identified and hired a highly qualified new Chief Executive Officer and designed an appropriate compensation structure for her. In doing so, our Compensation Committee adhered to its stated goal of setting TDC (and each element of TDC) at approximately the 50th percentile of benchmark data. The result was both a material reduction in TDC and a reallocation of TDC elements, as reflected in the following chart (for clarity, we omit 2012 because due to our leadership transition, neither our new or former Chief Executive Officer had a full year of compensation in 2012):

The third paragraph under the heading entitled “Compensation for New Chief Executive Officer” is restated as follows:

The other material elements of Ms. Zier’s compensation package included an “inducement” grant and a “replacement” grant made to her upon commencement of her employment. The inducement grant was made to induce Ms. Zier to accept our offer of employment and consisted of a time-vested stock option award with an intended grant date fair value of $300,000 and a PRSU award with a grant date fair value of $300,000. The PRSU award may be earned based on our total stockholder return (“TSR”) performance of the Company relative to the Russell 3000 Index for the three-year period beginning January 1, 2013. In contrast to inducement grants made by us to other Named Executive Officers, this inducement grant consisted entirely of variable elements and had an aggregate grant date fair value approximately equal to one times base salary. The size and terms of this grant were based on input from Mercer regarding prevailing market practices.

Summary Compensation Table

Ms. Zier’s and Mr. Redling’s rows of this table, and Mr. Redling’s row of the table that appears in footnote 3, are restated as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Dawn M. Zier,	2012	62,308	500,000	(2)	1,100,000	(3)	245,081	—	6,088	(4)	1,913,477

Chief Executive Officer
Joseph M. Redling,	2012	626,832	—		194,836	(3)	—	—	2,037,088	(5)	2,858,756

former Chief Executive Officer	2011	704,395	—		375,057		1,125,000	—	24,570		2,229,022

	2010	691,731	—		3,652,077		—	693,000	18,807		5,055,615

(3)	In accordance with SEC rules, the amounts reported in the Stock Awards column for 2012 include the grant date fair value of PRSUs granted during 2012. The grant date fair value for this purpose is required to be shown even where the PRSUs were not ultimately earned. The following table provides information regarding the grant date value of the 2012 PRSUs based on the expected and maximum performance outcomes, as well as the actual grant date realizable value:

Named Executive Officer	Grant Date Fair Value (i.e., Based on Expected Performance) ($)	Value at Grant Date Assuming Maximum Performance ($)	Actual Realizable Value at Grant Date ($)
J. Redling	194,836	389,671	0

There are no changes in the remainder of, or the other footnotes to, this table.

Grants of Plan-Based Awards Table

Ms. Zier’s and Mr. Redling’s rows of this table are restated as follows:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards:		All Other			Grant Date Fair
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)		Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Value of Stock and Option Awards (6)
Dawn M. Zier	11/15/12	—	—	—	—	—	—	—		179,757	(4)	7.31	245,081

	11/15/12	—	—	—	—	—	—	109,439	(3)	—		—	800,000
	11/15/12	—	—	—	20,268	40,536	60,804	—		—		—	300,000
Joseph M. Redling	3/30/12	—	—	—	14,584	29,167	58,334	—		—		—	194,836

	3/30/12	354,297	602,304	708,593	—	—	—	—		—		—	—

There are no changes in the remainder of, or the footnotes to, this table.

Outstanding Equity Awards at Fiscal Year-End Table

Ms. Zier’s row of this table is restated as follows:

	Option Awards				Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (2)
Dawn M. Zier	—	179,757	7.31	11/15/2019	109,439	(3)	894,117	20,268	(4)	165,590

There are no changes in the remainder of, or the footnotes to, this table.

Payments and Potential Payments Upon Termination or Change in Control

Ms. Zier’s table and footnote 2 to that table are restated as follows:

Event	Cash Severance ($) (1)	2013 Minimum Bonus ($)	Waiver of Repayment Obligation for Replacement Cash Award ($)	Accelerated Equity Vesting ($) (2)	Other Benefits ($) (3)	Total ($)
Termination without cause or for good reason	1,200,000	250,000	500,000	1,048,708	37,455	3,036,163

Termination due to death or disability	—	250,000	500,000	378,114	—	1,128,114

Change of control	—	—	500,000	1,048,708	—	1,548,708

(2)	Ms. Zier’s 109,439 restricted shares are valued using the closing stock price of $8.17 on December 31, 2012. Amounts also include “in the money” value of her November 15, 2012 stock option award. No value is attributed to Ms. Zier’s inducement PRSU grant because she is only entitled to a pro-rata portion of those PRSUs based on the portion of the performance period worked by her. However, as of December 31, 2012, the performance period for that award had not yet started and, accordingly, the pro-rata portion would be zero.

There are no changes to the other footnotes to this table.

Except for the corrections set forth above, this supplement does not change any other portions of the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement.